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[SEAL OF PETER JAENSCH]

URNr. 1862/1997 - L
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Hearing held on 30.07.1997

Before me, the signing notary public


                          DR. JUR. OSWALD VAN DE LOO

                      NOTARY PUBLIC DOMICILED IN DRESDEN

having appeared

1.       The lawyer Mr. Ralf Stolzel

         identified through identification card

and not acting for himself but rather, as a notarially authorized representative on the basis of the power of attorney from 12.06.1997 that was presented in original and has been enclosed as a verified copy of the document, for

         a. Integrated Sensor Solutions Inc., domiciled in San Jose, California, 625 River Oaks Parkway, San Jose, Ca. 95134

                  - hereinafter referred to as "the person appearing to l"-

and

as a notarially authorized representative on the basis of the power of attorney from 12.06.1997 that was presented in original and has been enclosed as a verified copy of the document, for

         b. Nagano Keiki Seisakusho Ltd., business address: 1-30-4 Higashimagome, Otha-Ku, Tokyo, Japan

                  - hereinafter referred to as "the person appearing to 2"-
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2.       Dr. Wolfram Beyer, grad. physicist, Boltenhagener Str. 20,01109
         Dresden

         identified through identification card
         a.       acting on his own behalf

                  - hereinafter referred to as "the person appearing to 3"-

for the

         b.       ISS-NAGANO-Mitarbeiterbeteiligungsgesellschaft GbR,
Dresden, business address: Grenzstrasse 28,01109 Dresden, comprised of

-ISS GmbH corporation for the development, production and distribution of microelectronic components and systems domiciled in Dresden, business address: Grenzstrasse 28,01109 Dresden

- Mr. Hubert Dannfald, Rethelstr.19,01193 Dresden

- Dr. Stefan Woschech, engineer, G.-Palitzsch-Str.109,01239 Dresden

- Mr. Wolfram Kern, physicist, Dorfstr.3,01872 Birkwitz

- Dr. Stefan Zacharias, engineer, Elsterwerdaer Str.5,01239 Dresden
                  - GbR agreement has been enclosed with this document-

                  - hereinafter referred to as "the person appearing to 4"-

and for the

         c. ISS-NAGANO GmbH, corporation for the development, production and distribution of microelectronic components and systems domiciled in 01109 Dresden, Grenzstrasse 28

       - hereinafter referred to as "the person appearing to 5" or "ISS-NAGANO GmbH" or "Corporation"-

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3.       Mr. Karsten Schmidt, auditor, Ringstr. 11,01445 Radebeul

         identified through identification card

not active for himself but rather as an unauthorized representative-with reservation as to authorization which when having been received by the acting notary public shall be considered as having been effectively received by all partners-for

         Mr. Dietmar Arndt, grad. engineer, Alexander-Herzen-Str.4,01109
Dresden

       - hereinafter referred to as "the person appearing to 6"-

The persons appearing do herewith declare:

We are or represent the sole partners of ISS-NAGANO GmbH, corporation for the development, production and distribution of microelectronic components and systems domiciled in 01109 Dresden, Grenzstrasse 28-hereinafter referred to as "ISS-NAGANO GmbH" or "Corporation"-, registered with the Commercial Register Dresden under HRB 8991. According to the list of partners that has been enclosed with this document as ENCLOSURE 1, we are shareholders of the fully paid-up nominal capital of the Corporation in hundreds of DM 2,050,000.00. Enclosure 1 constitutes a part of this document. The complete nominal capital is thus represented.

                                      I.

Under relinquishment of the compliance with all forms and periods of convocation and announcement stipulated by the law or by the articles of partnership, we herewith convene a corporate meeting of the ISS GmbH whereby we unanimously resolve the following:

1. The nominal capital of the Corporation is to be increased from DM 2,050,000.00 by DM 1,750,000.00 to DM 3,800,000,00.

2. The increase of share capital is to be effected by the issue of new shares. The new capital contribution is to be issued at face value. The newly issued shares are to be yielded through the contribution of debt claims. The debt claims of the partners against ISS-NAGANO taking on the newly issued shares are to be contributed to the Corporation.

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3.       (1) The person appearing to 1 has claims against the Corporation totalling DM 1,750,129.19. The claims are listed in ENCLOSURE 2 of this agreement and numbered consecutively from 1 to 121. With the notarial agreement from 30.07.1997,UR-No.1861/1997 of the notary public Dr. jur. Oswald van de Loo, the person appearing to 1 has completely assigned the claims with the consecutive numbers 1 to 8 and the claim No.9 to the amount of DM
4,318.35 to the person appearing to 2. The person appearing to 1 has completely assigned the claims No.s 10 to 11 and the claim No. 12 to the amount of DM 27,839.76 to the person appearing to 3. The person appearing to 1 has completely assigned claims No.s 13 to 17 and the claim No. 18 to the amount of DM 24,958.57 to the person appearing to 4. The person appearing to 1 has completely assigned the claims No.s 19 to 21 and the claim No. 22 to the amount of DM 41,253.37 to the person appearing to 6.

         (2) The person appearing to 1 is the holder of claims totalling DM 1,291,500.00. The person appearing to 2 is holder of claims totalling DM 322,000.00. The person appearing to 3 is holder of claims totalling DM 45,500.00. The person appearing to 4 is holder of claims totalling DM 45,500.00. The person appearing to 6 is holder of claims totalling DM 45,500.00.

4. The transfer of the claims to the Corporation in exchange for shares is effected by the assignment of the claims to the Corporation whereby the claims expire through the coincidence of debtor and creditor by way of the confusion of rights. Through the confusion of rights the assigned claims against the Corporation are transformed into equity capital.

5.       The non-cash capital contribution is yielded as follows:

         (1) The person appearing to 1 assigns the in Enclosure 2 of this agreement listed claims No. 9 totalling DM 186,836.65, No. 12 totalling DM 7,639.74, No. 18 totalling DM 34,401.343, No. 22 totalling DM 18,466.63, No.s
23 to 120 completely and the claim No. 121 totalling DM 14,176.67, i.e. claims amounting to a total of DM 1,291,500.00 to the Corporation.

         The person appearing to 5 accepts the assigned claims.

         (2) The person appearing to 2 assigns the in Enclosure 2 of this agreement listed claims No.s 1 to 8 completely and the claim No. 9 to the amount of DM 4,318.35, i.e. claims amounting to a total of DM 322,000.00 to the Corporation.

         The person appearing to 5 accepts the assigned claims.

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         (3) The person appearing to 3 assigns the in Enclosure 2 of this agreement listed claims No.s 10 to 11 completely and the claim No. 12 to the amount of DM 27,839.76, i.e. claims amounting to a total of DM 45,500.00 to the Corporation.

         The person appearing to 5 accepts the assigned claims.

         (4) The person appearing to 4 assigns the in Enclosure 2 of this agreement listed claims No.s 13 to 17 completely and the claim No. 18 to the amount of DM 24,958.57, i.e. claims amounting to a total of DM 45,500.00 to the Corporation.

         The person appearing to 5 accepts the assigned claims.

         (5) The person appearing to 6 assigns the in Enclosure 2 of this agreement listed claims No.s 19 to 21 completely and the claim No.22 to the amount of DM 41,253.37, i.e. claims amounting to a total of DM 45,500.00 to the Corporation.

         The person appearing to 5 accepts the assigned claims.

The value of the claims are shown in the audit report of the auditor Mr. Karsten Schmidt, whose business address is at the Dr. Rodl & Partner GmbH auditing and tax consulting company, Kellereistr.1,01455 Radebeul. The valuation is enclosed with the registration with the Commercial Register.

6. Authorized to take over the new capital contribution in hundreds of DM 1,750,000.00 are:

a.       Integrated Sensor Solutions Inc.
         with a capital contribution of                  DM 1,291,500.00

b.       Nagano Keiki Seisakusho Ltd.
         with a capital contribution of                  DM 322,000.00

c.       Dr. Wolfram Beyer
         with a capital contribution of                  DM 45,500.00

d.       Mr. Dietmar Arndt
         with a capital contribution of                  DM 45,500.00
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e.       ISS-NAGANO Mitarbeiterbeteiligungsgesellschaft
         GbR with a capital contribution of              DM 45,500.00


7.       Section 3 of the partnership agreement is altered as follows:

                                     SECTIONS
                              CAPITAL CONTRIBUTION

The capital contribution of the Corporation equals DM 3,800,000.00 -in words: three million eight hundred thousand-.

8. The new shares are to participate in the profits of the Corporation as from 01.01.1997.

With that the corporate meeting is ended.

                                          II.

1. The costs of this document are borne by the person appearing to 5. The Corporation does not own any real property.

2. The following are to receive copies of this document: the persons having appeared, the Corporation, the registration court, the law firm Dr. Rodl & Partner GbR to the attention of the lawyer Mr. Ralf Stolzel, Kellereistr.1,01445 Radebeul.

The notary public pointed out to the persons appearing that

- the partners are liable for the unpaid capital contribution that has been taken over by the company,

- the increase in capital takes effect after it has been registered with the Commercial Register.

The notary public Dr. Oswald van de Loo as well as Mrs. Ulrike Piosetzny and Mrs. Astrid Nagel-all domiciled at Hohe Str. 12,01069 Dresden-are herewith authorized to make all declarations required or expedient for registering the facts contained in this document and the enclosures included with it and if required, to alter the partnership agreement. This authorization can be revoked at any time.

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Each authorized person is entitled to act alone as well as for the other partners together. This authorization is unlimited with regard to the Commercial Register.

Read out by the notary public and approved and personally signed by the partners.



(FOUR SIGNATURES)






I, THE UNDERSIGNED, AS A TRANSLATOR FOR THE ENGLISH LANGUAGE, OFFICIALLY CERTIFIED BY AND SWORN BEFORE THE PRESIDENT OF THE DRESDEN LANDGERICHT [REGIONAL COURT], DO HEREBY CONFIRM THE ABOVE AND FOREGOING TO BE A TRUE AND COMPLETE TRANSLATION OF THE GERMAN ORIGINAL PRESENTED TO ME ON THIS DAY. DRESDEN, NOVEMBER 5 1997

Peter Jaensch, Translator and interpreter for the English language Augsburger Strasse 87,01277 Dresden, Phone (03 51) 3 11 77 19,
Cell Ph 0161-430 83 72

                                [SEAL OF PETER JAENSCH]

                                /s/ Peter Jaensch
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